Exhibit 23.1

Onestop Assurance PAC 10 Anson Road #06-15 International Plaza Singapore 079903 Email: audit@onestop-ca.com Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the amendment No. 1 to this Registration Statement on Form F-3 of our report dated April 30, 2024, relating to the consolidated financial statements of Top KingWin Ltd, appearing in its Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ Onestop Assurance PAC

Singapore

December 16, 2024